KILPATRICK STOCKTON LLP                                    Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555

                                                                  Exhibit 5



          January 29, 1998



Industrial Distribution Group, Inc.
2500 Royal Place
Tucker, Georgia 30084

     Re:  Form S-8 Registration Statement

Gentlemen:

     We have acted as counsel for Industrial Distribution Group, Inc., a Delaware corporation (the "Company"), in the preparation of the Form S-8 Registration Statement relating to the Company's Stock Incentive Plan and the proposed offer and sale of up to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant thereto.

     In such capacity, we have examined certificates of public officials and originals or copies of such corporate records, documents, and other instruments relating to the authorization of the Plan and the authorization and issuance of the shares of Common Stock as we have deemed relevant under the circumstances.

     Based on and subject to the foregoing, it is our opinion that the Plan and the proposed offer and sale thereunder of up to 1,000,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and that the shares, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                         Sincerely,

                         KILPATRICK STOCKTON LLP



                         By: /s/  W. Randy Eaddy
                               W. Randy Eaddy, a partner